POWER OF ATTORNEY
 Know all by these presents, that the undersigned hereby constitutes and appoints each of (i) the
General Counsel of Amneal Pharmaceuticals, Inc., a Delaware corporation (the
"Company") and who is
currently Stephen Manzano, (ii) the Associate General Counsel of the Company and
who is currently
Meredith Cook, and (iii) the Assistant Secretary of the Company and who is
currently Guy Chayoun, signing
singly, and their respective successors (including anyone serving in such capacities on an interim or acting
basis), with full powers of substitution, as the undersigned's true and lawful attorney-in-fact to:
1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and
any other documents necessary or appropriate to obtain codes and passwords enabling the
undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;
2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of the Company, and/or 10% holder of the Company's capital stock, Forms
3, 4, and 5 and
any amendments thereto in accordance with Section 16(a) of the Securities
Exchange Act of 1934
and the rules thereunder;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the SEC and any stock exchange or similar
authority; and
4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of
the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to
be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act of 1934.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities
issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
foregoing attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
8th day of April 2021.
      /s/ Joseph Todisco
      By: Joseph Todisco